Exhibit 10.2
                                                                          Chalet

                                 FIRST AMENDMENT
                                       TO
                         AGREEMENT FOR PURCHASE AND SALE

     This First Amendment to Agreement for Purchase and Sale (this "Amendment"), dated July 27, 2001, is made among Garden Chalet I L.P., a Delaware limited partnership ("Chalet I Seller") and Chalet II Associates, a Kansas general partnership ("Chalet II Seller"), each with offices at 1800 Valley View Lane, Ste. 300, Dallas, TX 75234 (Chalet I Seller and Chalet II Seller being collectively referred to as "Seller"), and KelCor, Inc., a Missouri corporation, with offices at 104 Armour Road, North Kansas City, Missouri 64116 ("Purchaser").

                                    Recitals:

     A. Seller and Purchaser entered into a certain Agreement for Purchase and Sale dated effective as of June 25, 2001 (the "Agreement"), which Agreement is for the sale and purchase of certain property located in Collin County, Texas and described in the Agreement.

     B. Purchaser terminated the Agreement pursuant to a right contained in the Agreement.

     C. Purchaser and Seller desire to reinstate and modify the Agreement, as set forth in this Amendment.

     D. All capitalized terms used in this Amendment and not separately defined shall have the meanings ascribed to such terms in the Agreement.

     Now, therefore, Purchaser and Seller agree as follows:

     1. The Agreement is reinstated in full force and effect, as modified by this Agreement.

     2. The Purchase Price shall be $7,750,000.

     3. The Inspection Period has expired. Purchaser has determined to proceed with the purchase of the Project.

     4. Upon the execution of this Amendment, Purchaser shall deliver an additional $40,000 to Escrow Agent to be held as part of the Deposit.

     5. The Assumption Period shall expire on September 4, 2001.

     6. Purchaser shall apply for the Consent (including filing the application and payment of the

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application fee) within seven (7) days after the date of this Amendment.

     7. Purchaser may assign its interest in the Agreement and the Deposit to Maxus Realty Trust, Inc. in accordance with the provisions of Article 13 of the Agreement

     IN WITNESS WHEREOF, the parties have executed this Amendment.

           SELLER:        Garden Chalet I L.P.

                          By:      Garden National Realty, Inc.,
                                   its general partner

                                   By: /s/ Bruce A. Endendyk
                                   Name:   Bruce A. Endendyk
                                   Title:  Executive Vice President

                          Chalet II Associates,
                          a Kansas general partnership

                          By:      National Operating, L.P.,
                                   its general partner

                                   By:      NRLP Management Corp.
                                            its general partner

                                            By: /s/ Bruce A. Endendyk
                                            Name:   Bruce A. Endendyk
                                            Title:  Executive Vice President

           PURCHASER:     KelCor, Inc.


                          By: /s/ David L. Johnson
                          Name:   David L. Johnson
                          Title:  Vice President

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